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                                                                   Exhibit 10.19

                             TERMINATION AGREEMENT
                             ---------------------

          THIS AGREEMENT made as of this ____ day of December, 1995, by and between MERIDIAN BANCORP, INC. ("Meridian"), a Pennsylvania business corporation having its principal office at 35 North Sixth Street, Reading, Berks County, Pennsylvania, and P. SUE PERROTTY (the "Executive"), an adult individual.

                                   WITNESSETH
                                   ----------

          WHEREAS, the Executive is presently serving as an executive of Meridian; and

          WHEREAS, Meridian considers the continued services of the Executive to be in the best interests of Meridian and its stockholders and desires to induce the Executive to remain in the employ of Meridian; and

          WHEREAS, Meridian and CoreStates Financial Corp (the "Company") have entered into an Agreement and Plan of Merger (the "Merger") and Meridian and the Company wish to provide a Termination Agreement to Executive, contingent upon completion of the Merger; and

          WHEREAS, the Company, as successor by Merger to Meridian wishes to provide the Termination Payments to Executives in the circumstances set forth in this Agreement.

                                   AGREEMENT:
                                   ---------

          NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

          1.     Term of Agreement.
                 -----------------

                 (a) This Agreement shall be for a three (3) year period commencing on the Effective Date of the Merger (the "Effective Date") and ending on the third anniversary of the Effective Date.

                 (b) Notwithstanding the provisions of Section 1(a) of this Agreement, this Agreement shall terminate automatically upon termination by the Company of the Executive's employment for Cause. As used in this Agreement, "Cause" shall mean (A) the Executive's conviction of or plea of guilty or nolo contendere to a felony or the actual incarceration of the Executive for a period of forty-five (45) consecutive days, (B) the issuance by any federal or state banking authority of an order directing that the Company terminate the Executive's employment with the Company or relieve the Executive of the duties being performed by the Executive for the Company or (C) the Executive's willful misconduct or gross negligence in the performance of the Executive's duties.

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If the Executive's employment is terminated for Cause, the Executive's rights under this Agreement shall cease as of the effective date of such termination.

                 (c) Notwithstanding the provisions of Section 1(a) of this Agreement, this Agreement shall terminate automatically upon termination of the Executive's employment as a result of the Executive's voluntary termination (other than in accordance with Section 2 of this Agreement), retirement at the Executive's election, or death and the Executive's rights under this Agreement shall cease as of the date of such voluntary termination, retirement at the Executive's election, or death; provided, however, that if the Executive dies after a Notice of Termination (as defined in Section 2 of this Agreement) is delivered by the Executive, the provisions of Section 8(b) of this Agreement shall apply.

                 (d) Notwithstanding the provisions of Section 1(a) of this Agreement, this Agreement shall terminate automatically upon termination of the Executive's employment as a result of the Executive's disability and the Executive's rights under this Agreement shall cease as of the date of such termination; provided, however, that, if the Executive becomes disabled after a Notice of Termination (as defined in Section 2 of this Agreement) is delivered by the Executive, the Executive shall nevertheless be absolutely entitled to receive all of the compensation and benefits provided for in, and for the term set forth in, Section 3 of this Agreement. For purposes of this Agreement, "disability" shall mean the Executive's incapacitation by accident, sickness, or otherwise which renders the Executive mentally or physically incapable of performing the services required of the Executive for three hundred sixty (360) consecutive days.

          2.     Termination Provisions.  If at any time during the term of this
                 ----------------------
Agreement, there shall be:

                 (i) any involuntary termination of the Executive (other than as set forth in Section 1(b), 1(c), or 1(d) of this Agreement);

                 (ii) the assignment to the Executive of duties materially inconsistent with the Executive's office immediately after the Effective Date or as the same may be increased from time to time after the Effective Date;

                 (iii) any reduction in the sum of Executive's annual base salary and target bonus in effect on the Effective Date or as the same may be increased from time to time after the Effective Date;

                 (iv) any failure to provide the Executive with a target bonus comparable to similarly situated executives at the Company;

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                 (v)   any failure to provide the Executive with benefits at
     least as favorable as those enjoyed by similarly situated executives at the Company under the Company's pension, life insurance, medical, health and accident, disability or other employee plans;

                 (vi) any requirement that the Executive travel in performance of Executive's duties on behalf of the Company for a significantly greater period of time during any year than was required of the Executive during the year preceding the year in which the Effective Date occurred; or

                 (vii) any material breach of this Agreement on the part of the Company;

then, at the option of the Executive, exercisable by the Executive within thirty
(30) days after the occurrence of each and every of the foregoing events, the Executive may resign from employment with the Company (or, if involuntarily terminated, give notice of intention to collect benefits under this Agreement) by delivering a notice in writing (the "Notice of Termination") to the Company and the provisions of Section 3 of this Agreement shall apply.

          3.   Rights in Event of Termination.
               ------------------------------

               (a) In the event that the Executive delivers a Notice of Termination to the Company in accordance with Section 2 above, the Executive shall be entitled to receive the compensation and benefits set forth below for the remaining term of this Agreement, but not exceeding twenty-four (24) months, as follows:

               (i) the Executive shall continue to receive payments of annual base salary at the highest amount in effect during the two (2) calendar years preceding the year in which the Notice of Termination is delivered, payable in the same manner as salaries paid to other executive employees of the Company;

               (ii) the Executive shall receive, no later than the fifth (5th) calendar day of each month, an amount equal to one-twelfth (/1//\\12\\) of the annual dollar amount the Executive would have received under the Meridian Bancorp, Inc. Executive Annual Incentive Plan, based on the Executive's annual base salary in effect during, and based on the target percentage award of annual base salary under such Plan during, the calendar year in which the Effective Date occurs;

               (iii) the Executive shall receive, no later than the fifth (5th) calendar day of each month, an amount equal to one-twelfth (/1//\\12\\) of the amount of the contribution made by Meridian or the Company to the Meridian Bancorp, Inc.

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     Savings Plan, or any successor plan, on behalf of the Executive for the calendar year prior to the year in which the Notice of Termination is delivered;

               (iv) the Executive shall be entitled to continue to participate in the Meridian Bancorp, Inc. Employee's Retirement Plan and the Meridian Bancorp, Inc. Retirement Restoration Plan, or any other supplemental executive retirement plan or other plan in effect during the term of this Agreement designed to supplement payments made under the Meridian Employee's Retirement Plan, or any successor plan, as if the Executive's employment had not terminated; and

               (v) the Company shall provide the Executive with life, disability, and medical insurance benefits at levels equivalent to the levels to which Executive would have been entitled had the Executive remained in the Company's employ during such period.

               (b) In the event that the Executive is ineligible to continue participation in the Meridian Employee's Retirement Plan (and any successor plan) or in any of the life, disability, or medical insurance plans or programs referred to in Section 3(a) of this Agreement, the Company shall, in lieu of such participation, pay the Executive a dollar amount equal to the dollar amount of the benefit forfeited by the Executive as a result of such ineligibility in the case of the Retirement Plan or a dollar amount equal to the cost to the Executive to obtain such benefits in the case of any life, disability, or medical insurance plans or programs.

               (c) The Company shall pay to the Executive all legal fees and expenses incurred by the Executive as a result of the Executive's delivery of a Notice of Termination (including all such fees and expenses, if any, incurred in contesting or disputing any termination of employment or in seeking to obtain or enforce any right or benefit provided by this Agreement); unless a court determines an Executive instituted an action or otherwise acted in bad faith.

               (d) The Executive shall not be required to mitigate the amount of any payment provided for in this Section 3 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this
Section 3 be reduced by any compensation earned by the Executive as the result of employment by another employer or by reason of the Executive's receipt of or right to receive any retirement or other benefits after the date of termination of employment or otherwise; provided, however, that the payments provided for in this Section 3 shall be reduced by the amount actually received by the Executive under the severance policy of the Company then in effect.

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               (e) The Executive's right to receive payments under this
Agreement shall not decrease the amount of, or otherwise adversely affect, any benefits payable to the Executive under any plan, agreement, or arrangement relating to employee benefits provided by the Company.

               (f) Notwithstanding the foregoing provisions of this Section 3, the present value (determined in accordance with the provisions of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")) of the total amount of all payments under this Section 3, when aggregated with any other payments to Executive, which constitute parachute payments (within the meaning of Section 280G of the Code) shall in no event exceed 2.99 times the Executive's "base amount" (as determined under Section 280G of the Code).

          4.   SERP Benefits.  Meridian, CoreStates and the Executive
               -------------
acknowledge and agree (i) that the Executive is a participant in the Meridian Bancorp, Inc. Supplemental Executive Retirement Plan (the "SERP") and (ii) that a "change in control" involving CoreStates subsequent to the Merger will constitute a "change in control" for purposes of this Agreement within the meaning of Article IX of the SERP so that the Executive shall be entitled to the special benefits provided by Article IX of the SERP following such "change in control" of CoreStates. Notwithstanding the foregoing or anything in this Agreement to the contrary, Meridian, CoreStates and the Executive agree that the Merger will not constitute a "change in control" for purposes of this Agreement within the meaning of Article IX of the SERP. For purposes of this Section 4, a "change in control" shall mean execution of a definitive agreement relating to a merger, consolidation, share exchange or other business combination transaction involving CoreStates in which CoreStates is not the surviving corporation, or any tender or exchange offer or other plan, proposal or offer by any person to acquire in any manner 10% or more of the shares of voting securities or 20% or more of the assets of CoreStates or any of its significant subsidiaries.

          5.   Notices.  Except as otherwise provided in this Agreement, any
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notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to the Executive's residence, in the case of notices to the Executive, and to the principal office of the Company, Attention: General Counsel, in the case of notices to the Company.

          6.   Waiver.  No provision of this Agreement may be modified, waived,
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or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar

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provisions or conditions at the same or at any prior or subsequent time.

          7.   Assignment.  This Agreement shall not be assignable by either
               ----------
party, except by the Company to any successor in interest to the Company's business.

          8.   Entire Agreement.  This Agreement contains the entire agreement
               ----------------
of the parties relating to the subject matter of this Agreement.

          9.   Successors; Binding Agreement.
               -----------------------------

               (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure by the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall constitute a breach of this Agreement and the provisions of Section 3 of this Agreement shall apply.
As used in this Agreement, "Company" shall mean the Company as defined previously and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

               (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, heirs, distributees, devisees, and legatees. If the Executive should die after a Notice of Termination is delivered by the Executive and any amounts would be payable to the Executive under this Agreement if the Executive had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee, or, if there is no such designee, to the Executive's estate.

          10.  Validity.  The invalidity or unenforceability of any provision of
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this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          11.  Applicable Law.  This Agreement shall be governed by and
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construed in accordance with the domestic laws (but not the law of conflicts of law) of the Commonwealth of Pennsylvania.

          12.  Headings.  The headings of the Sections of this Agreement are for
               --------
convenience only and shall not control or

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affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              MERIDIAN BANCORP, INC.

                              By
                                --------------------------------
                                    Chairman of the Board
(SEAL)
                              Attest:
                                     ---------------------------
                                              Secretary

Witness:

                                                           (SEAL)
- --------------------------    -----------------------------
                              P. Sue Perrotty



Agreed to as of this _______ day of
December, 1995 (including, without
limitation, Section 4 hereof)

CORESTATES FINANCIAL CORP

By
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